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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Greenland Corporation on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report Form 10-K of Greenland Corporation for the year ended December 31, 2000.

/s/ LEVITZ, ZACKS & CICERIC Levitz, Zacks & Ciceric San Diego, California

September 6, 2001

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  Exhibit 23.1